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                                                                        ROPAK
                                                                     Corporation

                               November 28, 1989

JET Partners
c/o Terry L. Nagelvoort
26 Broadway
New York, NY 10004

         Re: Common Stock Purchase Warrant dated July 1, 1985 issued to Jet Partners by Ropak Corporation

Gentlemen:

         This will confirm, pursuant to the authorization of the Board of Directors of Ropak Corporation by resolution adopted on July 25, 1989, that the expiration date of the above-referenced warrant ("Warrant") has been extended from June 30, 1990 to June 30, 1995. Accordingly, the references to June 30, 1990 appearing in the eighth line of the first paragraph and in Section 2.1 of the Warrant are hereby amended to read June 30, 1995. Please retain a copy of this letter with your original copy of the Warrant.

         Pursuant to the antidilution provisions of the Warrant, the Warrant now covers an aggregate of 30,250 shares of Ropak common stock exercisable at a price of $6.61157 per share to give effect to adjustments required by 10% stock dividends paid by Ropak Corporation on June 30, 1988 and on June 30, 1989.

                                          Sincerely yours,

                                          ROPAK CORPORATION

                                          By: /s/ WILLIAM H. ROPER
                                              William H. Roper
                                              Chairman of the Board

                                                Corporate Office
                                                660 S. State College Blvd.
                                                Fullerton, CA 92631
                                                714-870-9757
                                                FAX: 714-447-3871


                              EXHIBIT 10.47                              Page 1